                                                                   EXHIBIT 10.37




REINSURED:                   SCPIE HOLDINGS, INC.,
                             AND/OR S.C.P.I.E. INDEMNITY COMPANY,
                             AND/OR AMERICAN HEALTHCARE INDEMNITY COMPANY,
                             AND/OR AMERICAN HEALTHCARE SPECIALTY COMPANY,
                             AND/OR S.C.P.I.E. INSURANCE SERVICES, INC.,
                             AND/OR S.C.P.I.E. MANAGEMENT SERVICES, INC.
                             BEVERLY HILLS, CALIFORNIA

TYPE:                        First Excess of Loss Reinsurance.

BUSINESS
COVERED:                     The following types of policy forms as written by the Company:

                             1.  Professional and Business Liability Insurance Policy -
                                 Modified Claims Made Coverage Hospitals and Medical Centers
                                 (Primary and Excess).

                             2.  Professional and Business Liability  Insurance Policy -
                                 Claims Made Coverage Hospitals
                                 and Medical Centers (Primary and Excess).

                             3.  Excess Automobile Liability and Excess
                                 Employers Liability associated with the policy forms outlined above.

TERM:

                             October 1, 1998 to September 30, 1999, both days inclusive, as respects all risks attaching during the twelve (12) month period.

                             It is agreed that Modified Claims Made Policies include an Automatic Pre-Paid Extended Reporting
                             Period for a period not exceeding eighty four (84) months. It is understood and agreed that, to preserve the claims made nature of this reinsurance, subject to availability of markets to renew this agreement sufficiently at its expiry, Reinsurers hereon will be relieved of all liability for any claims not made in the First Annual
                             Reporting Period of each policy. In consideration
                             Reinsurers hereon will release to renewing markets
                             Premium equivalent to 65% of the total Net Ceded
                             Premium (Gross Ceded Premium less applicable ceding commission) derived from such Modified Claims Made
                             Policies attaching during the term of this Agreement.

                             In the event of non-renewal, and at the option of the Company, Reinsurers agree to Run-Off Policies
                             In Force until natural expiration; in respect of Claims Made Policies, such period not to exceed
                             Twelve (12) months plus odd time not exceeding
                             Twenty Four (24) months in all from the expiration date hereon; in respect of Modified Claims Made
                             Policies, such period not to exceed Ninety-Six (96) months from the expiration date hereon.


TERM:
(Cont'd.)

                  In the event that an Original Insured's policy is canceled or non-renewed, a further Extended Reporting Period Endorsement for an unlimited period may be purchased by an Original Insured provided the purchase is made within the Ninety (90) day period prior to the expiration of the Eighty Four (84) months Extended Reporting Period Endorsement and subject to the payment of an Additional Premium of 25% of the last Annual Modified Claims Made Premium applicable prior to the date of cancellation or non-renewal of the Original Policy. Any such Additional Premium shall be payable on the date that the original Eighty Four (84) months Extended Reporting Period Endorsement expires and shall be deemed fully earned on that day. Any claim reported under any further unlimited Extended Reporting Period Endorsement shall be deemed to have been made on the date of expiration of the original Eighty Four (84) months Extended Reporting Period Endorsement.

                  Further, at the option of the Company, non-renewal may be effected on a Cut-Off basis as of the expiration date hereon and Reinsurers shall return to the Company their respective share of the Unearned Premium Reserve at that time.

INFORMATION:      The factors to be used in calculating the Earned Premium as respects Modified Claims Made risks attaching during the term of this and subsequent agreements shall be as follows:

                  Reporting Period             Earned Premium Factors
                  -----------------            -----------------------
                  1st 12 months                       35%
                  2nd 12 months                       15%
                  3rd 12 months                       15%
                  4th 12 months                       10%
                  5th 12 months                       10%
                  6th 12 months                        5%
                  7th 12 months                        5%
                  8th 12 months                        5%

TERRITORY:        As per the Company's Original Policies, Contracts or Binders.

EXCLUSIONS:       1. Insolvency Funds.

                  2. Nuclear Incident - Liability - Reinsurance.

                  3. Assumed Reinsurance other than for Licensing or Financial
                     Rating purposes.

                  4. Other Exclusions to follow the Company's Original
                     Policies as interpreted by Regulatory or Judicial Authorities.

                  5. Financial Guarantee Business.

LIMIT AND
RETENTION:                   100% of $9,000,000 each and every Claim Made for
                             Indemnity only during the term of this Contract in excess of $1,000,000 each and every Claim Made for Indemnity only during the term of this Contract.

                             The term "Claim Made" shall be as defined in the Company's Original Policies.

                             The Company's retention shall be the difference between USD 1,000,000 each and every claim made for indemnity only and the underlying Self Insured Retention (S.I.R.) where applicable but always subject to a minimum retention of USD 500,000 each and every claim made for indemnity only.

                             As respects Medical Staff Members, including any other Associated Individuals or Entities, added by Endorsement to the Policies subject to this Contract under a Unification Plan, the following shall apply:

                             A. When a Hospital or any of their Insured Medical Staff Members, including any other Associated Individuals or Entities, are determined by the Company to be jointly involved in any claim or suit, the Total Limits of Liability issued to the Hospital shall be shared by the Hospital and by all of its Insured Medical Staff Members, including any other Associated Individuals or Entities.

                             B. When a Hospital is determined by the Company not to be involved in any claim or suit, the Total Limits of Liability available to all Insured Medical Staff Members, including any other Associated individuals or Entities, shall be limited to $5,000,000 each and every loss.

                             The term "Unification Plan" is understood to mean where coverage is provided on a shared limit basis to a Hospital or any of their Insured Medical Staff Members, including any other Associated Individuals or entities for the purpose of obtaining a common defense.

                             In determining if a Hospital is jointly involved in any claim or suit, the Hospital shall be deemed to be jointly involved if the medical incident which gave rise to the claim or suit occurring on the Hospital premises, including any Insured Affiliated locations, or if members of the Insured Medical Staff were acting on behalf of the Hospital. The mere naming of the Hospital as a Defendant in a claim or suit shall not, in itself, determine if the Hospital was involved in the claim or suit.

MAXIMUM
AGGREGATE LIMIT:        The maximum amount of losses recoverable
                        hereunder during the term of this agreement shall not exceed $50,000,000, or 400% of Gross Premium
                        Ceded hereunder, whichever the greater.

CO-PARTICIPATION:       The Company agrees to retain 10% net.

PREMIUM: The Company shall pay to the Reinsurers 100% of Original Gross Excess Limit Premium and Extended Reporting Period Endorsement premium calculated by the Company.

                        The term "Original Gross Excess Limit Premium" shall mean premiums calculated by the Company for policy limits excess of $1,000,000 up to $10,000,000 after application of scheduled rating credits/debits and experience credits only.

CEDING COMMISSION:      Original acquisition cost plus 15% not to exceed
                        25% in all.

ACCOUNTING:             Premium:

                        Within 45 days after close of each Fiscal Month the Company shall pay to Reinsurers an amount equal to the Ceded Excess Limit Premium less Ceding Commission.

                        Losses:

                        Payments immediately upon receipt of satisfactory proof of loss. Outstanding Losses reported individually as they occur.

GENERAL
CONDITIONS:             Loss Adjustment Expenses are excluded hereunder.
                        Excess of Original Policy Limits Clause (90%/10% basis).
                        Extra Contractual Obligations Clause (90%/10% basis).
                        Ultimate Net Loss Clause.
                        Notice of Loss Clause.

                        Loss and Unearned Premium Reserve Funding -
                        Including IBNR as respects Unauthorized Reinsurers only - See attached IBNR Schedule.

                        Follow the Fortunes Clause
                        Confidentiality Clause
                        Commutation Clause - Mutual Agreement Only.
                        Federal Excise Tax Clause.
                        Errors and Omissions Clause.
                        Insolvency Clause.
                        Service of Suit Clause.
                        Arbitration Clause.
                        Offset Clause - this Agreement only.
                        Access to Records Clause.
                        Guy Carpenter & Company, Inc. Intermediary Clause.

REINSURERS
HEREON:                   Domestic:
                          Odyssey Reinsurance Co.                         3.000%
                          Gulf Insurance Company                          3.000%
                          Zurich Reinsurance Company                     10.000%
                                                                         -------
                                               Domestic Total            16.000%

                          Australia:
                          Through Guy Carpenter & Company, Pty. Ltd.
                            GIO Reinsurance Co.                           7.500%
                                                                         -------
                                               Australia Total            7.500%

                          Germany:
                          Hannover Ruckversicherungs AG                  10.000%
                                                                         -------
                                               Germany Total             10.000%

                          United Kingdom:
                          Through Guy Carpenter & Company, Ltd. (UK)
                                 London, England
                             Underwriters at Lloyd's
                               SJB   1212                                4.0043%
                               RCV   1007                                4.0000%
                                     1007                                4.0000%
                               SJC   1003                                2.2400%
                                     2003                                5.7600%
                               BFC   780                                 0.7701%
                               MFN   1027                                0.2861%
                                     2027                                0.6380%
                               MHE   529                                 1.2321%
                               RAE   219                                 2.4642%
                               MEL   1223                                2.7722%
                               ROS   227                                 0.4497%
                               CMP   2227                                0.1663%
                               RJH   122                                 1.3861%
                               BAR   990                                 0.9241%
                               HGJ   205                                 3.6963%
                               DPM   435                                 5.6250%
                               SAM   727                                 0.3850%
                               JHV   376                                 1.4107%
                                     2376                                1.6695%
                               PJG   79                                  1.5401%
                               CNA International Reinsurance Co., Ltd.   8.0000%
                               Odyssey Reinsurance Ltd.                  3.0802%
                                                                        -------
                                               United Kingdom Total     56.5000%
                                                                        =======
                                               Domestic Total            16.000%
                                               Foreign Total             74.000%
                                                                        -------
                                               Grand Total               90.000%
                                                                        =======

This Cover Note is to confirm the terms and conditions which have been negotiated between Guy Carpenter & Company, Inc. and the participating Reinsurers on your behalf. We request that you review this Cover Note with regard to the specific placement details and subscribing Reinsurers listed herein. In the event that any of these details do not meet with your approval or security of the subscribing Reinsurers does not meet with your requirements, please notify this office immediately. If all is found to be in order, please sign and return the enclosed duplicate copy of this Cover Note for completion of our files.


------------------------------
Signature


------------------------------
Date






                                                   Guy Carpenter & Company, Inc.


                                                 By
                                                    ----------------------------
                                                    Managing Director